MINUTES OF THE FIRST MEETING OF
                        THE INCORPORATOR (BY ASSIGNMENT),
                      SUBSCRIBERS AND BOARD OF DIRECTORS OF
                                 TRIMFAST, INC.


         A meeting of the Assignee of the Sole Incorporator and the Subscribers of TRIMFAST, INC. was held on June 1, 1998, at the offices of the Corporation, 777 S. Harbour Island Boulevard, Suit 260, Tampa, Florida 33602. Michael J. Muzio called the meeting to order and stated the purpose thereof, the same being the organization of the corporation.

         On motion duly made and carried, Michael J. Muzio was elected Chairman of the meeting, and Gregg P. Vosler was elected Secretary thereof.

         The Secretary then called the roll and found that the following subscribers to the capital stock were present in person:

         Michael J. Muzio and Gregg P. Vosler

         A written Waiver of Notice of the time and place of holding the meeting, signed by Michael J. Muzio, as the assignee of all of the rights, title and interests of the sole Incorporator, E.G. Mouakad, pursuant to an assignment dated July 2, 1997 (See Exhibit A attached) and by Michael J. Muzio and Gregg P. Vosler as the Subscribers of the capital stock of this corporation, was then presented and read by the Secretary, and the same was ordered entered in the minute book of the corporation immediately preceding the minutes of this meeting.

         The Secretary then presented and read to the meeting a copy of the Articles of Incorporation and reported that on April 28, 1997, the original thereof was duly submitted for filing in the office of the Secretary of State; and the filing fees and taxes were paid; and on motion duly made and carried, it was

                  RESOLVED, that such report be accepted as correct, and the Secretary of the corporation is directed to file a copy of the Articles of Incorporation and the Receipt therefore upon the minutes of this meeting when the same shall be received from the Secretary of State.

         The articles are attached and incorporated within. The Secretary of the meeting then presented a proposed set of Bylaws for the regulation and management of the affairs of the Corporation, which Bylaws, after being read, were adopted, section by section, and as a whole as the Bylaws of the Corporation, and were made a part of the permanent records of the Corporation and directed to be incorporated in the minutes of this meeting.

         A motion was made, seconded and unanimously carried that the number of Directors of the Corporation be fixed at two (2).

         Thereupon, the floor was declared open for nominations for the office of Director. The following were duly nominated as the Directors to serve until the next annual meeting of the stockholders of the Corporation, or until the successor of such Director should be duly elected and qualified:

                    Michael J. Muzio

                    Gregg P. Vosler

         Upon motion duly made, seconded, and unanimously adopted, it was

                  RESOLVED, that Michael J. Muzio and Gregg P. Vosler be, and they hereby are, approved and confirmed as the Directors of this Corporation, to hold office until the first annual meeting of the stockholders, or until their successors are duly elected and qualified.

         Said Directors then immediately convened for the first Director's meeting. The Chairman stated that the next order of business was the election of officers of the Corporation. Upon motion duly made, seconded and unanimously carried, the following resolution was adopted:

                  RESOLVED, that the persons whose names are set forth below be, and they hereby are, elected to the offices set forth opposite their names, to hold those offices until the next annual meeting of the Board of Directors and until their respective successors are elected and have qualified, or until their earlier death, resignation or removal:

                    Michael J. Muzio             President and Treasurer
                    Gregg P. Vosler              Secretary

         Mr. Muzio, having been elected the President, continued as Chairman of the instant meeting. Mr. Vosler acted as the Secretary of the instant meeting.

         The Chairman then stated that in his judgment it would be advisable to authorize the Directors to issue the capital stock of this corporation up to the amount authorized by the Articles of Incorporation for appropriate consideration. After deliberation and discussion, upon motion duly made, seconded, and unanimously adopted, it was

                  RESOLVED, that the Directors of this corporation be, and they hereby are, authorized to issue, from time to time, shares of the unsubscribed capital stock of this corporation at such time and in such amounts as shall be determined by the Board of Directors.

         The Secretary then presented to the meeting proposals from Michael J. Muzio and Gregg P. Vosler to this corporation. Each such individual, respectively, recounted the significant professional services that had been provided to and on behalf of the Corporation by him for which no consideration had been received, and the value of which is significantly greater than the current fair market value of the number of shares proposed to the meeting as full consideration for such services. Mr. Muzio proposed that the Corporation issue to him 2,766,900 shares of common stock of the Corporation in full payment for his services. Mr. Vosler proposed that the Corporation issue to him 233,100 shares of the common stock of the Corporation in full payment for his services. The value of the services provided, respectively, equals or exceeds the current fair market value of the common stock proposed to be issued, and Mr. Muzio noted that the Corporation does not and will not have cash resources which may be allocated to this purpose during its start-up phase.

        Upon motion duly made and carried, the proposals were ordered filed with the Secretary, and he was requested to spread the same at length upon the minutes, such proposals being as follows:

                                                      PRICE PAID AND DESCRIPTION
NAME                             # OF SHARES               OF CONSIDERATION
----                             -----------               ----------------

Michael J. Muzio                   2,766,900                  Services rendered.
Gregg P. Vosler                      233,100                  Services rendered.

        The Chairman then stated that it was advisable to issue immediately certain shares of stock of the Corporation. Thereupon, after discussion, and upon motion made, seconded and unanimously carried, the following resolutions were adopted:

                  RESOLVED, That the proper officers of this Corporation be, and they hereby are, authorized and directed, in the name and on behalf of this Corporation and under its corporate seal or otherwise, to issue to the above named individuals, the number of shares listed opposite their names in exchange for the consideration described immediately above.

                  RESOLVED, That after receipt of the consideration set forth above, and upon the issuance of the aforesaid certificates, the shares of common stock represented thereby shall be, and as of that date and time they shall be declared to be, validly issued, fully paid and non-assessable.

                  RESOLVED, That the proper officers of this Corporation be, and they hereby are, authorized and directed, in the name and on behalf of this Corporation and under its corporate seal or otherwise, to take such action as they deem appropriate or necessary to carry out the intent and accomplish the purposes of the foregoing resolutions.

         The following resolution was then duly made and carried:

                  RESOLVED, that the President is hereby directed to open an account and deposit the funds of the above named corporation with the bank he designates. All drafts, checks and notes of the above named corporation, payable on said account are hereby directed to be made in the name of the above named corporation, signed by such persons as designated from time to time by the President of the above named corporation.

         Furthermore, it is

                  RESOLVED, that any and all resolutions required by the bank to effect the foregoing arrangement are hereby authorized and adopted as the actions of the Board of Directors of the above named corporation and the same to be appended to these minutes.

        Upon motion duly made and carried, the principal office of the corporation was fixed at 777 South Harbour Island Boulevard, Suite 260, Tampa, Florida 33602. The Chairman then noted that the registered agent should be changed from E.G. Mouakad (as designated at the time of incorporation) to Michael J. Muzio at 777 South Harbour Island Boulevard, Suite 260, Tampa, Florida 33602. It was therefore

                  RESOLVED, that the officers of the Corporation are hereby authorized and directed to change the registered agent of the Corporation to Michael J. Muzio at 777 South Harbour Island Boulevard, Suite 260, Tampa, Florida 33602, and all necessary papers should be filed with the Secretary of State in order to effect the same.

        The foregoing minutes were then read', and on motion duly made and carried, were approved as and for the minutes of the meeting, There being no further business to come before the meeting, the same was, on motion, duly adjourned.


                                        /s/ Gregg P. Vosler
                                        -------------------
                                        Gregg P. Vosler, Secretary



APPROVED:

/s/ Michael J. Muzio
--------------------
Michael J. Muzio, Chairman


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
             WAIVER OF NOTICE OF FIRST MEETING OF THE INCORPORATOR,
                       SUBSCRIBERS AND BOARD OF DIRECTORS

                                       of

                                 TRIMFAST, INC.


         We, the undersigned, being the assignees of all of the rights, interests, and title of the sole Incorporator, E.G. Mouakad, and all of the Subscribers of the capital stock of this corporation, hereby agree and consent to the first meeting of the Incorporator, Subscribers and Board of Directors held on June 1, 1998, at the offices of the Corporation located at 777, S. Harbour Island Boulevard, Suite 260, Tampa, Florida 33602, and hereby waive all notice of the meeting and any adjournment thereof.


                                        /s/ Michael Muzio
                                        -----------------
                                        Michael J. Muzio
                                        By Assignment of the Sole Incorporator
                                        of the Corporation

                                        /s/ Michael J. Muzio
                                        ---------------------
                                        Michael J. Muzio
                                        Subscriber

                                        /s/ Gregg P. Vosler
                                        -------------------
                                        Gregg P. Vosler
                                        Subscriber


                                   EXHIBIT A

                            ARTICLES OF INCORPORATION
                                       OF
                                 TrimFast, Inc.

The undersigned incorporator, for the purpose of forming a corporation under the Florida Business Corporation Act, hereby adopt the following Articles of Incorporation.

                                 ARTICLE I NAME

The name of the corporation shall be:

                                 TrimFast, Inc.

                          ARTICLE II PRINCIPAL OFFICE

The principal place of business and mailing address of this corporation shall be:

                  3104 West Water Avenue, Tampa, Florida 33609
                      P.O. Box 1629, Tampa, Florida 33601

                               ARTICLE III SHARES

The number of shares of stock that this corporation is authorized to have outstanding at any one time is:

10,000,000 shares, which shares shall be designated "Common". The corporation also has authority to issue 2,000,000 shares, which shares shall be designated "Preferred Shares". The Corporation's Board of Directors is authorized to establish one or more series of such Preferred Shares and to determine the preferences, limitations and relative rights of the Preferred Shares, subject to limitations imposed by the Florida Business Corporation Act.

             ARTICLE IV INITIAL REGISTERED AGENT AND STREET ADDRESS

The name and address of the initial registered agent is:

                                  E.G. Mouakad
                  3104 West water Avenue, Tampa, Florida 33609
                      P.O. Box 1629, Tampa, Florida 33601

                             ARTICLE V INCORPORATOR
                    See Instructions for officers/directors
      The name and street address of the incorporator to these Articles of
                               Incorporation is:

                                 E.G. Mouakad
                  3104 West water Avenue, Tampa, Florida 33609
                      P.O. Box 1629, Tampa, Florida 33601

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

                                   ARTICLE VI

The corporation shall have the power to indemnify to the fullest extent permitted by law any person who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (including an action, suit or proceeding by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or a fiduciary within the meaning of the Employee Retirement Income Security Act or 1974 with respect to any employee the corporation as a director, officer, employee or agent, or is a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise, and their respective heirs, administrators, personal representative, successors and assigns. Indemnification specifically provided by the Florida Business Corporation Act shall not be deemed exclusive of any other rights to which such director, officer, employee or agent may be entitled under any bylaw, agreement, vote or shareholders or disinterested directors or otherwise. The corporation, its officers, directors, employees or agents shall be fully protected in taking any action or making any payment under this Article or in refusing to do so upon the advice or counsel.

                                  ARTLCLE VII

No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for conduct as a director, except that this provision shall not apply to:

         1. Any breach of the director's duty of loyalty to the corporation or its shareholders;

         2. Any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

         3. Any distribution from which the director derived an improper personal benefit; or
         4. Any act or omission occuring prior to the date on which these Articles of Incorporation are filed with the Florida Department of State.

The undersigned incorporator has executed these Articles of Incorporation this 15th day of April, 1997

                                /s/ E.G. Mouakad
                                --------------------------
                                E.G. Mouakad, Incorporator

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

                          CERTIFICATE OF DESIGNATION OF
                       REGISTERED AGENT/REGISTERED OFFICE


PURSUANT TO THE PROVISIONS OF SECTION 607.0501, FLORIDA STATUTES, THE UNDERSIGNED CORPORATION, ORGANIZED UNDER THE LAWS OF THE STATE OF FLORIDA. SUBMITS THE FOLLOWING STATEMENT IN DESIGNATING THE REGISTERED OFFICE/REGISTERED AGENT, IN THE STATE OF FLORIDA.



1. The name of the corporation is:

TrimFast, Inc.


2. The name and address of the registered agent and office is:

                                 E.G. Mouakad
                  3104 West water Avenue, Tampa, Florida 33609
                      P.O. Box 1629, Tampa, Florida 33601

                              Tampa, Florida, 33609
                                (CITY/STATE/ZIP)



Having been named as registered agent and to accept service of process for the above stated corporation at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent.

/s/ E.G. Mouakad                                               4-15-97
----------------                                            ------------
   SIGNATURE                                                    DATE


         DIVISION OF CORPORATIONS, P.O. BOX 6327, TALLAHASSEE, FL 32314

                ORGANIZATIONAL WRITTEN ACTION OF THE FIRST BOARD
                         OF DIRECTORS OF TRIMFAST, INC.


         The undersigned, being the sole member of the Board of Directors named in the Articles of Incorporation of TRIMFAST, INC., a Florida corporation (the "Corporation"), acting without meeting pursuant to the provisions of the Florida General Corporation Act hereby consents to and adopts the following actions, preambles, and resolutions:

           1. Certificate of Incorporation. It is noted that the Corporation's Articles of Incorporation were duly filed in the Office of the Secretary of State of Florida. An acknowledged copy thereof, together with a letter from the Secretary of State acknowledging receipt and filing of such Articles of Incorporation in full payment of all charter fees and other money due to the Secretary of State incident to the incorporation are to be filed in the minute book.

           2. Date of Activation. It is noted that pursuant to such filing with the Secretary of State of Florida, the effective date of incorporation is April 28, 1997.

           3. Bylaws. The proposed form of Bylaws for the regulation and management of the affairs of the Corporation which have been read, section by section, is hereby unanimously adopted and ordered to be made a part of the permanent records to follow the Articles of Incorporation in the minute book.

           4. Corporate Seal. The corporate seal, the impression of which is affixed in the margin hereof, is approved and is designated as the official corporate seal of the corporation.

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

           5. Stock Certificate. The form of stock certificate attached to these minutes is adopted and approved.

           6. Election of Officers. The following persons are hereby elected to serve as the officers of the Corporation in the following capacities and to assume the duties and responsibilities fixed by the Bylaws and to serve until his successor is chosen and qualified:

                MICHAEL J. MUZIO -  President/Secretary/Treasurer
                JOSEPH WITEK - Executive Vice President/Medical Director CHARLES LECHER - Vice President of Marketing

         7. Registered Office/Agent.

         RESOLVED, that the Registered off ice of the Corporation, initially designated in the Articles of Incorporation, shall be continued; and

         FURTHER RESOLVED, that the Registered Agent of the corporation, initially designated in the Articles of Incorporation, shall be continued.

         8. Bank Accounts.

         RESOLVED, that such bank or banks as the President shall select are designated as a depository of this Corporation, and that funds so deposited may be withdrawn upon the execution of a check, draft, note, or other documents of the corporation, which documents may be drawn and executed by the officers of the Corporation specified in such bank's resolution; and

         FURTHER RESOLVED, that the form resolutions required by the bank or banks to effect the foregoing arrangement are hereby adopted as the action of the Board of Directors of the Corporation.

         9. Ratification of Acts. The acts of the incorporator, promoter, and director from the date of incorporation to the present date be and the same hereby are ratified and confirmed.

         10. Section 1244.

         RESOLVED, that all shares of stock hereunder, to the extent permitted by law, are to be considered issued in accordance with Section 1244 of the Internal Revenue Code of 1986, as amended (the "Code").

         11. Investment Accounts. The President of the Corporation is authorized to open an investment account or accounts with such appropriate firms as he may select in order to invest, during the course of the year, any corporate funds which the officers of the Corporation may determine proper.

         12. Minute Book. The Corporation shall maintain, as part of its corporate record, a corporate minute book which shall include a record of its Articles of Incorporation and amendments thereto, its bylaws and amendments thereto, minutes of all meetings or of written actions in lieu thereof of its directors and shareholders, and its stock transfer ledger.

         13. Organizational Expenses.

         RESOLVED, the Treasurer be and hereby is authorized to pay all fees and expenses incident to and necessary for the organization of this Corporation.

         FURTHER RESOLVED, the Corporation elects to deduct its organizational expenditures as permitted by law; and

         FURTHER RESOLVED, that the President is hereby directed to instruct the Corporation's accountants to prepare and to file a statement in accordance with Treasury Regulations 1.248-1(c) to permit ratable deductions of such organizational expenses.

         14. Insurance. The Corporation, through its President, shall purchase general insurance, unemployment compensation, and liability insurance on behalf of the Corporation.

         15. Licenses and Permits.

         RESOLVED, that the officers of the Corporation are directed to obtain in the name of the Corporation such licenses and permits as may be required for the conduct of the business of the Corporation by any Federal, state, county, or municipal governmental ordinance or regulation and to do all things necessary or convenient to qualify the Corporation to transact its business in compliance with the laws and regulations of any appropriate Federal, state, county, or municipal governmental authority.

         The undersigned, being the sole member of the Board of Directors of TRIMFAST, INC., does hereby ratify, approve, consent to, and confirm all of the above preambles, resolutions, and actions.

         DATED this _____ day of ________________________, 1997.


                                        /s/ MICHAEL J. MUZIO
                                        --------------------
                                        MICHAEL J. MUZIO, Director

                                   BYLAWS OF
                                 TRIMFAST, INC.


                                    ARTICLE I

                                     Offices

         The principal office shall be in the City of Tampa, County of Hillsborough, State of Florida.

         The Corporation may also have offices at such other places both within and without the State of Florida as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                                  Shareholders

         2.1 Annual Meeting. The annual meeting of the shareholders shall be held within the three (3) month period beginning with the first day of the tenth
(1Oth) month of the fiscal year of the Corporation for the purpose of electing directors and for the transaction of such other business as may come before the meeting, the actual day thereof to be set forth in the Notice of Meeting or in the Call and Waiver of Notice of Meeting. If the election of directors shall not be held at any such annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

         2.2 Special Meetings. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by law or by the Articles of Incorporation, may be called by the President or by the Board of Directors, and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors then in office, or at the request in writing of shareholders owning ten percent (10%) or more of the entire capital stock of the Corporation issued and outstanding and entitled to vote thereat. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of the shareholders shall be limited to the purposes stated in the notice thereof.

         2.3 Place of Meeting. The Board of Directors may designate any place, either within or without the State of Florida unless otherwise prescribed by law or by the Articles of Incorporation, as the place of meeting for any annual meeting or for any special meeting of the shareholders. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Florida unless otherwise prescribed by law or by the Articles of Incorporation, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation in the State of Florida.

         2.4 Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten
(10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

         2.5 Waiver of Notice of Meeting. When shareholders who hold a majority of the voting stock having the right and entitled to vote at any meeting, shall be present at such meeting, however called or notified, and shall sign a written consent thereto on the record of the meeting, the acts of such meeting shall be as valid as if legally called and notified.

         2.6 Voting Lists. The officer or agent in charge of the stock transfer books for shares of the corporation shall make, at least ten (1O) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the principal office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of my shareholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of the shareholders.

         2.7 Quorum. Except as otherwise provided in these Bylaws, or as required by the Articles of Incorporation, or by law, a majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

        2.8 Voting of Shares. Each shareholder entitled to vote shall at every meeting of the shareholders be entitled to one (1) vote in person, or by proxy, signed by him, for each share of voting stock held by him. Such right to vote shall be subject to the right of the Board of Directors to close the transfer books or to fix a record date for voting shareholders as hereinafter provided, and if such directors shall not have exercised such right, no share of stock shall be voted on at any election for directors which shall have been transferred on the books of the corporation within twenty (20) days next preceding such election.

         2.9 Proxies. At all meetings of shareholders, a shareholder may vote by proxy, executed in writing by the shareholder or by his duly authorized attorney-in-fact; but no proxy shall be valid after eleven (11) months from its date, unless the proxy provides for a longer period. Such proxies shall be filed with the Secretary of the Corporation before or at the time of the meeting.

         2.10 Voting Trusts. Any number of shareholders may create a voting trust in the manner as provided for under Florida law.

         2.11 Informal Action by Shareholders. Unless otherwise provided by law or by the Articles of Incorporation, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                                   ARTICLE III

                               Board of Directors

         3.1 General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors.

         3.2 Number, Tenure and Qualifications. The number of directors of the Corporation shall be not less than one (1) nor more than five (5), the number of the same to be fixed by the shareholders at any annual or special meeting. Each director shall hold office until the next annual meeting of shareholders and until his successor has been qualified, unless sooner removed by the shareholders at any general or special meeting. All directors shall be of full age but need not to be shareholders.

         3.3 Annual Meeting. After each annual meeting of shareholders, the Board of Directors shall hold its annual meeting at the same place as and immediately following such annual meeting of shareholders for the purpose of the election of officers and the transaction of such other business as may come before the meeting; and, if a majority of the directors be present at such place and time, no prior notice of such meeting shall be required to be given to the directors. The place and time of such meeting may also be fixed by written consent of the directors.

         3.4 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall be determined from time to time by the Board of Directors. Such meetings may be held by telephone conference.

         3.5 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, if there be one, or the President or any director. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meetings of the Board of Directors called by them. Such meetings may be held by telephone conference.

         3.6 Notice. Notice of any special meeting shall be given at least two
(2) days prior thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in United States mail so addressed with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting, either before, at or after such meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting has not been lawfully called or convened.

         3.7 Quorum. A majority of the directors shall constitute a quorum, but a smaller number may adjourn from time to time, without further notice, until a quorum is secured.

         3.8 Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         3.9 Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, unless otherwise provided by the Articles of Incorporation, or by law. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or a special meeting of the shareholders called for that purpose.

         3.10 Compensation. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors, or a stated salary as directors. No payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

         3.11 Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered or certified mail, return receipt requested, to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

         3.12 Informal Action by Board. Any action required or permitted to be taken by any provisions of law, of the Articles of Incorporation or of these bylaws at any meeting of the Board

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

of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or of such committee, as the case may be.

         3.13 Removal. Any director may be removed by the share-holders at any general or special meeting of the shareholders whenever, in the judgment of the shareholders, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person removed. This bylaw shall not be subject to change by the Board of Directors.

                                   ARTICLE IV

                                    Officers

         4.1 Number and Qualifications. The officers of the corporation shall be a Chief Executive Officer, a President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors may also elect a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers and such other officers as the Board of Directors shall deem appropriate. Two or more offices may be held by the same person.

         4.2 Election and Term of Office. The officers of the corporation shall be elected annually by the Board of Directors at its first meeting after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided.

         4.3 Removal. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         4.4 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

         4.5 Duties of Officers. The Chairman of the Board of Directors of the Corporation, or the Chief Executive Officer, if there shall not be a Chairman of the Board, shall preside at all meetings of the Board of Directors and of the shareholders which he shall attend. The Chief Executive Officer shall be the chief executive officer of the Corporation. Subject to the foregoing, the officers of the Corporation shall have such powers and duties as usually pertain to their respective offices and such additional powers and duties specifically conferred by law, by the Articles of Incorporation, by these bylaws, or as may be assigned to them from time to time by the Board of Directors.

         4.6 Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

         4.7 Delegation of Duties. In the absence of, or disability of, any officer of the Corporation or for any other reason deemed sufficient by the Board of Directors, the Board may delegate his powers or duties to any other officer or to any other director for the time being.

                                    ARTICLE V

                         Executive and Other Committees

         5.1 Creation of Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate an Executive Committee and one or more other committees, each to consist of two (2) or more of the directors of the Corporation.

         5.2 Executive Committee. The Executive Committee, if there shall be one, shall consult with and advise the officers of the Corporation in the management of its business and shall have and may exercise to the extent provided in the resolution of the Board of Directors creating such Executive Committee such powers of the Board of Directors as can be lawfully delegated by the Board.

         5.3 Other Committees. Such other committees shall have such functions and may exercise the powers of the Board of Directors as can be lawfully delegated and to the extent provided in the resolution or resolutions creating such committee or committees.

         5.4 Meetings of Committees. Regular meetings of the Executive Committee and other committees may be held without notice at such time and at such place as shall from time to time be determined by the Executive Committee or such other committees, and special meetings of the Executive Committee or such other committees may be called by any member thereof upon two (2) days notice to each of the other members of such committee, or on such shorter notice as may be agreed to in writing by each of the other members of such committee, given either personally or in the manner provided in Section 6 of Article III of these bylaws (pertaining to notice for directors' meetings).

         5.5 Vacancies on Committees. Vacancies on the Executive Committee or on such other committees shall be filled by the Board of Directors then in office at any regular or special meeting.

         5.6 Quorum of Committees. At all meetings of the Executive Committee or such other committees, a majority of the committee's members then in office shall constitute a quorum for the transaction of business.

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

         5.7 Manner of Acting of Committees. The acts of a majority of the members of the Executive Committee or such other committees, present at any meeting at which there is a quorum, shall be the act of such committee.

         5.8 Minutes of Committees. The Executive Committee, if there shall be one, and such other committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

         5.9 Compensation. Members of the Executive Committee and such other committees may be paid compensation in accordance with the provisions of Section 10 of Article III (pertaining to compensation of directors).

                                   ARTICLE VI

                    Indemnification of Directors and Officers

         (a) The corporation shall indemnify any director or officer who is made a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contenders or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) The Corporation shall indemnify any director or officer who was or is a party to or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to

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

the extent that the appropriate Florida court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the appropriate Florida court shall deem proper.

         (c) Any indemnification under Section is (a) and (b) of this Article VI (unless ordered by a Court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper under the circumstances because he has met the applicable standard of conduct set forth in said Sections 6.1 and 6.2. Such determination shall be made: (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or (2) if such a quorum is not obtainable, or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel (compensated by the Corporation) in a written opinion; or (3) by the shareholders.

         (d) Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation from time to time as incurred rather than only after the final disposition of such action, suit or proceeding. Payment of 3uch expenses shall be authorized by the Board of Directors in each specific case only after receipt by the Corporation of an undertaking by or on behalf of the director or officer to repay such amounts if it shall later develop that he is not entitled to be indemnified by the Corporation.

         (e) The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which the Corporation's directors, officers, employees or agents may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to actions in their official capacities and as to actions in any other capacity while holding such offices or positions, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (f) Upon authorization by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VI.

                                   ARTICLE VII

                              Certificates of Stock

         7.1 Certificates for Shares. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by the Chief Executive Officer, the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, and sealed with the seal of the Corporation, exhibiting the holder's name and certifying the number of shares owned by him in the Corporation. The certificates shall be numbered and entered in the books of the Corporation as they are issued.

         7.2 Transfer of Shares. Transfers of shares of the Corporation shall be made upon its books by the holder of the shares in person or by his lawfully constituted representative, upon surrender of the certificate of stock for cancellation. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes and the corporation shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Florida.

         7.3 Facsimile Signature. Where a certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of the Chairman of the Board, Chief Executive Officer, President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be a facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on any such certificate or certificates shall cease to be such officer or officers of the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

         7.4 Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

                                  ARTICLE VIII

                                   Record Date

         The Board of Directors is authorized, from time to time, to fix in advance a date, not more than sixty (60) days nor less than ten (10) days before the date of any meeting of shareholders, or not more than sixty (60) days prior to the date for the payment of any dividend or the date for the allotment of rights, or the date when any change or conversion or exchange of stock shall go into effect, or a date in connection with the obtaining of the consent of shareholders for any purpose, as a record date for the determination of the shareholders entitled

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

to notice of and to vote at any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment, or to exercise the rights in respect of any such change, conversion or exchange of stock; or, to give such shareholders as shall be shareholders of record on the date so fixed and shall be entitled to such notice of, and to vote at such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

                                   ARTICLE IX

                                    Dividends

         The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares of capital stock in the manner and upon the terms and conditions provided by the Articles of Incorporation and by law. Dividends may be paid in cash, in property, or in shares of stock, subject to the provisions of the Articles of Incorporation and by law.

                                   ARTICLE X

                                  Fiscal Year

         The fiscal year of the Corporation shall be the twelve-month period selected by the Board of Directors as the taxable year of the Corporation for federal income tax purposes.


                                   ARTICLE XI

                                      Seal

         The corporate seal shall bear the words "TRIMFAST, INC.", which shall be between two concentric circles and in the inside of the inner circle shall be "Corporate Seal, 1998." An impression of said seal appears on the margin hereof.

                                   ARTICLE XII

                           Stock in Other Corporations

         Shares of stock in other corporations held by this Corporation shall be voted by such officer or officers of this Corporation as the Board of Directors shall from time to time designate for the purpose or by a proxy thereunto duly authorized by said Board.

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

                                  ARTICLE XIII

                                   Amendments

         These Bylaws may be altered, amended or repealed and new bylaws may be adopted by the Board of Directors; provided that any bylaw or amendment thereto as adopted by the Board of Directors may be altered, amended or repealed by vote of the shareholders entitled to vote thereon, or a new bylaw in lieu thereof may be adopted by the shareholders. No bylaw which has been altered, amended or adopted by such a vote of the shareholders may be altered, amended or repealed by a vote of the directors until two (2) years shall have expired since such action by vote of such shareholders.



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